EXHIBIT 1

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UNITED GROUP FUND, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF JUNE, A.D. 2015, AT 3:56 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5761441 8100

AUTHENTICATION: 2442364

150886964

DATE: 06-05-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:56 PM 06/05/2015
FILED 03:56 PM 06/05/2015
SRV 150886964 - 5761441 FILE

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is United Group Fund, Inc.

- **Second:** Its registered office in the State of Delaware is to be located at Greentree Drive, Ste 101 Street, in the City of Dover County of Kent Zip Code 19904. The registered agent in charge thereof is National Registered Agents, Inc.

- **Third:** The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is **110,000,000 shares in two classes of stock:**
  10,000,000 shares of Preferred Class Stock at $.0001 par value
  100,000,000 shares of Common Class Stock at $.0001 par value

- **Fifth:** The name and mailing address of the incorporator are as follows:

  Jillian Sidoti
  Trowbridge Taylor Sidoti LLP
  38730 Sky Canyon Drive – Ste A
  Murrieta, CA 92563

- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of June, 2015.

Jillian Sidoti Digitally signed by Jillian Sidoti
DN: cn=Jillian Sidoti, o, ou, email=jillian@syndicationlawyers.com, c=US
Date: 2015.06.05 11:42:13 -07'00'

BY:______________________________ (Incorporator)

NAME:_Jillian Sidoti____________________
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